Exhibit 10.1
Summary Chart
Board and Committee Fees for Non-Employee Directors
Effective July 26, 2005

Cash Compensation*

Annual Retainer Fee	$40,000
(paid semi-annually)

Board Meeting Fee	$1,500

Committee Meeting Fee	$1,500 = Audit Committee
$1,500 = Personnel and Compensation Committee
$1,500 = Nominating and Governance Committee

Chair Annual Retainer Fee	$7,000 = Audit Committee
$4,000 = Personnel and Compensation Committee
$4,000 = Nominating and Governance Committee

Option Grant

Annual Option Award	4,000 shares

Initial Board Option Award	2,000 shares
(election other than Annual Meeting)

*Payment may be made in stock, options or phantom stock under the Teledyne Technologies Incorporated 1999 Non-Employee Director Stock Compensation Plan, as amended. At least 25% of the Annual Retainer Fee must be in the form of Teledyne Common Stock or options to acquire Teledyne Common Stock.